Alkaline88® Hits the Mark with Expansion into One of the Nation's
Largest Retailers

Brand's Flagship 1-Gallon Expands into 160 More Stores in the Western United States

SCOTTSDALE, Arizona, (March 14, 2023)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, will expand the reach of its flagship product, the Alkaline88 1-Gallon, at the end of March, with new shelf placement in one of the nation's largest retailers in 160 new stores in California, Nevada, Arizona, and Hawaii.

"We've hit the bullseye again with the Alkaline88 1-Gallon," said Frank Chessman, President and CEO of The Alkaline Water Company. "After testing in Arizona over the last year in one of the nation's largest retailers, we've now earned shelf space in their stores across four states in the Western US and Hawaii starting at the end of the month. The speed at which we gained this wider distribution is yet another testament to the strength of the Alkaline88, the best-selling bulk-sized enhanced water in the country. As more and more consumers choose the deliciously smooth taste of Alkaline88, we're taking aim to further expand distribution in this major retailer across the United States, perhaps as early as this fall."

Company Announces Chairman Transition

The Company announced Chairman Aaron Keay's resignation from the Board of Directors (the "Board"), effective March 13, 2023. Mr. Keay, who served as the Company's Chairman since August 17, 2017, is stepping down to pursue a new entrepreneurial opportunity he has founded, alongside a new venture capital/private equity opportunity.

Current Director and former President and CEO, Frank Lazaran, will act as non-executive Chairman, effective immediately. The Company plans to appoint a new independent director in the coming weeks.

"We thank Aaron for his dedication, leadership, and commitment to The Alkaline Water Company during his years of service on the Board," said Mr. Lazaran. "Though it was a difficult decision, we understand his drive to pursue other business interests that will require more of his time and energy, and wish him and his family well in his future endeavors."

"This is a natural transition to appoint Frank Lazaran as Chairman of the Company, and I cannot think of a better person for the position," stated Mr. Keay. "Deciding to step away from the Company was very difficult due to my long history and passion for the brand. I have the utmost respect for the Company's shareholders, employees, partners, and board of directors, and appreciate everyone's commitment to what I believe is the world's best-tasting water, Alkaline88."

The Company remains committed to its Pathway to Profitability and Alkaline88's brand success.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label "Clean Beverage." In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, that the Company is taking aim to further expand distribution in this major retailer across the United States, perhaps as early as this fall; that the Company plans to appoint a new independent director in the coming weeks; and that the Company remains committed to its Pathway to Profitability and Alkaline88's brand success. The material assumptions supporting these forward-looking statements include, among others, that the Company will be able to find an eligible candidate for a new independent director in the coming weeks; that the Company's cost saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to reach the level anticipated by the Company as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations, and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com